UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 25, 2025

BEONE MEDICINES LTD.
(Exact Name of Registrant as Specified in Charter)

Switzerland	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o BeOne Medicines I GmbH
94 Aeschengraben 27
Basel 4051
Switzerland
(Address of Principal Executive Offices) (Zip Code)
+41 61 685 19 00
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	ONC	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2025, BeOne Medicines Ltd. (the “Company”), BeOne Medicines I GmbH (the “Seller”), a subsidiary of the Company, and Royalty Pharma Investments 2023 ICAV (“Royalty Pharma”) entered into a Royalty Purchase Agreement (the “Royalty Purchase Agreement”).

Pursuant to the Royalty Purchase Agreement, in exchange for an upfront payment of $885 million to be paid to the Seller at closing, Royalty Pharma purchased from the Seller a significant portion of the Seller’s rights to receive certain tiered mid-single digit royalty payments (the “Royalty Payments”) based on annual net revenue from sales outside of China (“Imdelltra ex-China Net Revenue”) of any and all products that consist of the monoclonal antibody Imdelltra (tarlatamab), in any strengths, forms (including pegylated versions), formulations (whether short-acting or long-acting), administrations or delivery routes (collectively, “Imdelltra Products”). Such Royalty Payments are payable to the Seller by Amgen Inc. (“Amgen”) under the Collaboration Agreement dated October 31, 2019 (as amended from time to time, the “Amgen Collaboration Agreement”), by and between the Company, the Seller and Amgen. In addition, from the closing to August 25, 2026, the Seller will have the option (the “Put Option”), in its sole discretion, to sell to Royalty Pharma an additional portion of Royalty Payments for up to $65 million, subject to proportional adjustments based on the value of such additional portion of the Royalty Payments. The Seller will share in a portion of the Royalty Payments on annual Imdelltra ex-China Net Revenue above $1.5 billion. In addition to retaining the rights to the Royalty Payments as described above, the Seller has retained its other economic interests under the Amgen Collaboration Agreement.

Shortly after closing, Royalty Pharma, the Seller and an escrow agent will execute an escrow agreement to establish an escrow account (the “Escrow Account”). All royalty payments payable to the Seller by Amgen under the Amgen Collaboration Agreement are required to be deposited into the Escrow Account.

Under the Royalty Purchase Agreement, and in connection with its sale of the Royalty Payments, the Seller has agreed to certain covenants with respect to the exercise of its rights under the Amgen Collaboration Agreement, including with respect to the Seller’s right to amend, assign and terminate the Amgen Collaboration Agreement. The Royalty Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions.

Unless terminated earlier by mutual written agreement of the Seller and Royalty Pharma, the Royalty Purchase Agreement will remain in full force and effect until sixty days after the latest of: on a country-by-country basis, (i) the date on which the exploitation of any such Imdelltra Product no longer infringes an applicable Amgen patent in any country outside of China in which an Imdelltra Product is sold or transferred for value; (ii) the expiration of regulatory exclusivity in any such country; (iii) (x) eight years from the date of the first commercial sale of such Imdelltra Product in any such country and (y) twenty years from the date of the first commercial sale of such Imdelltra Product in any country outside of China, whichever is earlier; and (iv) the full satisfaction of any royalty payment obligations due under the Royalty Purchase Agreement.

The foregoing description of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Purchase Agreement, which the Company intends to file as an exhibit to a subsequent periodic report or on an amendment to this Current Report on Form 8-K.

* * *

The representations and warranties and other statements in the Royalty Purchase Agreement (1) speak only as to the date on which they were made, and may be modified or qualified by confidential schedules or other disclosures, agreements or understandings among the parties, which the parties believe are not required by the securities laws to be publicly disclosed, and (2) may be subject to a different materiality standard than the standard that is applicable to disclosures to investors. Moreover, it was advised that information concerning the subject matter of the representations and warranties and other statements made in the Royalty Purchase Agreement would likely change after the execution date of such agreement, and subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely upon representations and warranties and other statements in the Royalty Purchase Agreement as factual characterizations of the actual state of affairs of the Company. Investors should instead look to disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company has evaluated the Royalty Purchase Agreement and expects that the upfront payment from Royalty Pharma would become a material direct financial obligation of the Company at closing. In addition, the information required by this Item 2.03 is set forth in Item 1.01 above which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 25, 2025, the Company issued a press release announcing entry into the Royalty Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information furnished under Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the total amount of proceeds that BeOne will receive under the Royalty Purchase Agreement, the establishment of the Escrow Account, the Seller’s option to sell additional Royalty Payments, the anticipated benefits of the Royalty Purchase Agreement, and the anticipated accounting treatment. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeOne’s ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeOne’s ability to achieve commercial success for its marketed medicines and drug candidates, if approved; BeOne’s ability to obtain and maintain protection of intellectual property for its medicines and technology; BeOne’s reliance on third parties to conduct drug development, manufacturing, commercialization, and other services; BeOne’s limited experience in obtaining regulatory approvals and commercializing pharmaceutical products; BeOne’s ability to obtain additional funding for operations and to complete the development of its drug candidates and achieve and maintain profitability; and those risks more fully discussed in the section entitled “Risk Factors” in BeOne’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeOne’s subsequent filings with the U.S. Securities and Exchange Commission. All information herein is as of the date set forth above, and BeOne undertakes no duty to update such information unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release titled “BeOne Medicines Announces IMDELLTRA Royalty Purchase Agreement for up to $950 Million” issued by BeOne Medicines Ltd. on August 25, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Exhibit Index

Exhibit No.	Description
99.1	Press release titled “BeOne Medicines Announces IMDELLTRA Royalty Purchase Agreement for up to $950 Million” issued by BeOne Medicines Ltd. on August 25, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEONE MEDICINES LTD.

Date: August 25, 2025	By:	/s/ Chan Lee
	Name:	Chan Lee
	Title:	Senior Vice President, General Counsel